UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 20, 2016
PERFORMANCE SPORTS GROUP LTD.
(Exact Name of Registrant as Specified in Charter)
British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-36506 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

100 Domain Drive Exeter, NH (Address of Principal Executive Offices)		03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in a Form 8-K filed on December 1, 2015 (the “December 8-K”), Performance Sports Group Ltd. (the “Company”) appointed Mark Vendetti, 54, as Executive Vice President and Chief Financial Officer (“CFO”). The Company entered into an employment agreement (as subsequently amended and restated, the “Employment Agreement”) with Mr. Vendetti, pursuant to which the CFO commenced employment on December 14, 2015.
On January 20, 2016, in accordance with the terms of the Employment Agreement, Mr. Vendetti was granted options to acquire 90,000 common shares of the Company (the “Stock Options”) and restricted stock units representing the right to receive 30,000 common shares of the Company (the “RSUs” and, together with the Stock Options, the “Awards”), pursuant to the terms and conditions of the Nonqualified Stock Option Award Agreement and Restricted Stock Unit Award Agreement (together, the “Award Agreements”), respectively. The terms and conditions of the Employment Agreement are described in the December 8-K and the full Employment Agreement and forms of Award Agreements attached as exhibits thereto is filed as Exhibit 10.4 to the Company’s Form 10-Q filed on January 14, 2016.
The Awards are being granted outside of the terms of the Company’s 2015 Omnibus Equity Incentive Plan in reliance on the applicable employment inducement award exemptions under the New York Stock Exchange Listed Company Manual Rule 303A.08 and Section 613(c) of the Toronto Stock Exchange Company Manual.
On January 20, 2016, the Company issued a press release describing the material terms of the Awards.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release dated January 20, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  January 20, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated January 20, 2016